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                                                               EXHIBIT-10.22(c)

                        THIS REINSURANCE AGREEMENT


                              is made between


                        FIDELITY LIFE ASSOCIATION,

                      A MUTUAL LEGAL RESERVE COMPANY

                        Long Grove, Illinois 60049

               (hereinafter referred to as "the Reinsurer")


                                    and


                   FEDERAL KEMPER LIFE ASSURANCE COMPANY

                        Long Grove, Illinois 60049

                (hereinafter referred to as "the Company")



                 The following Articles, qualified by the

                   Exhibits of the Agreement, will form

                        the basis of the Agreement.


                             TABLE OF CONTENTS


                                 ARTICLES

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                                                                       Page
   I.    Business Covered - Forms and Manuals - Underwriting and        1
         Issue Rules.

  II.    Amounts of Coverage - Facultative Coverage.                    2

 III.    Plan of Reinsurance - Reinsurance Allowances - Tax             3
         Credits - Conversions.

  IV.    Mode of Cession - Papers for Automatic Cessions - Data         5
         Notification.

   V.    Premium Accounting.                                            6

  VI.    Liability - Conditional or Interim Receipt Liability -         7


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

         Amount and Duration - Currency.

 VII.    Policy Changes - Lapses and Cancellations - Reinstatements -   9
         Unearned Premium.

VIII.    Increase in Retention - Recapture.                            11

  IX.    Claims.                                                       13

   X.    Oversights - Arbitration.                                     14

  XI.    Insolvency.                                                   15

 XII.    Alterations to Agreement - Parties to Agreement -             16
         Inspection of Records.

XIII.    Duration of Agreement - Severability - Benefit -              17
         Construction.



                                 EXHIBITS


   A.    The Ceding Company's Retention Limits.

   B.    The Reinsurer's Automatic Acceptance Limits.

   C.    Business Covered and Schedules of Terms.



                                        ARTICLE I



Business       This Agreement applies to all insurance policies and supple-
Covered        mentary benefits and riders attached thereto, set out in
               Exhibit C. These policies, benefits and riders will be at the rates shown in the rate materials and will provide the coverages shown in the policy forms supplied to the Reinsurer and in force at the date of this Agreement.

               The Company agrees to cede to the Reinsurer and the Reinsurer agrees to accept automatically, in accordance with the terms of this Agreement, amounts of the above life insurance and benefits that exceed the Company's retention. The Company's retention limits are set out in Exhibit A.

               The amounts retained by the Company on the business covered by this Agreement shall not be reinsured by the Company on any basis whatsoever without the agreement of the Reinsurer.


Forms and      The Company agrees to file with the  Reinsurer,  copies  of
Manuals        all appropriate policy forms, rate manuals, retention

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               schedules, application forms, receipts, underwriting
               questionnaires (e.g., financial, smokers, etc.), authorization forms for release of medical information and other related material. If new material is published, or changes made in the material already filed, the Company agrees to promptly provide the Reinsurer with copies of such material.

               The Company hereby declares that its forms are in accord with current M.I.B. regulations.


Underwriting   The Company hereby declares and  agrees that  all  policies
and Issue      and benefits covered under this Agreement  shall  be issued
Rules          in accordance with the Company's normal underwriting rules for each such policy and/or benefit which are in effect at the commencement date of this Agreement. These rules shall be provided to the Reinsurer on request and any material change in these rules shall be subject to the approval of the Reinsurer before being applied to policies and benefits to be covered by this Agreement.


                                       ARTICLE II


Amounts of     Except as provided  below for facultative  coverage,  when-
Coverage       ever the Company retains its full retention (as at the time of underwriting) on any one life, taking into account the age and mortality classification of the life insured in question, the Company shall cede to the Reinsurer all the excess up to the limits specified in Exhibit B. The
               Reinsurer agrees to accept such business automatically.

               It is understood that the amount retained by the Company shall include its retention under any previous issues.


Facultative    If the Company receives an application that  meets  any  of
Coverage       the criteria below, the reinsurance shall be on a
               facultative basis:

               (a) applications for amounts in excess of the Company's retention and the Reinsurer's automatic coverage;

               (b) applications on any one life if the total of the new reinsurance and the amount already reinsured on that life under this Agreement and all other Agreements with the Reinsurer exceeds the automatic acceptance limits set out in Exhibit B;

               (c) applications on lives under which the Company intends to retain none of the risk or less than its appropriate retention for the age and rating;

               (d) applications on any one life if the total of the application and all amounts currently applied for, together with the amount already in force on that one life exceeds the jumbo limit set out in Exhibit B;


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               (e)  applications on any life, if that life has been
                    offered on a facultative basis to the Reinsurer or any other reinsurer.

               Any application for a policy on a plan shown in Exhibit C may be offered facultatively.

               The relevant terms and conditions of this Agreement shall apply to those facultative applications that are accepted by the Reinsurer.


                                       ARTICLE III


Plan of        Reinsurance  under this  Agreement shall be on either a YRT
Reinsurance    or a Coinsurance basis.  The basis for each particular plan is specified in Exhibit C. The Reinsurer shall not parti-cipate in any policy fees, unless specified otherwise in Exhibit C.


Reinsurance    The reinsurance allowances for coinsured business are set
Allowances     out in Exhibit C.

               The Reinsurer shall pay to the Company the following allowances on extra premiums:

               (a) Substandard Table Ratings - the same allowances as those on the base plan.

               (b)  Permanent Flat Extras (payable for more than 5 years)
                    - the same allowances as those on the base plan.

               (c) Temporary Flat Extras (payable for 5 years or fewer) - a 10% allowance each year.

               The Reinsurer will pay the same allowances on Waiver of Premium riders as on the base plans to which they are attached.

               The above terms shall apply unless specified otherwise in Exhibit C.

               The Reinsurer reserves the right to modify allowances if the Company changes the premium schedules on mortality charges for a plan.


Tax Credits    Except in those instances where the Reinsurer is taxed
               directly and independently on premiums collected by it from the Company, the Reinsurer shall reimburse the Company for taxes on reinsurance premiums paid to the Reinsurer by the Company as a deduction in the tax statement of the Company. By mutual agreement, such tax reimbursement shall be at an average tax rate unless the Company requests reimbursement at the exact tax rate. The above terms shall apply unless specified otherwise in Exhibit C.


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Conversions    In the event of the conversion of a policy reinsured
               hereunder, the policy arising from the conversion shall be
               reinsured with  the Reinsurer.   The amount to be
               reinsured

Conversions    shall  be  determined  on  the  same basis  as used for the
(Cont.)        original policy (e.g., excess of retention, quota share),
               but shall not exceed the amount reinsured as at the date of the conversion unless mutually agreed otherwise.

               If the contract arising from a conversion is on a plan that is:

               (a) reinsured on a coinsurance basis with the Reinsurer, the appropriate premium, based on the one charged the insured, shall be used and the policy year for the purpose of allowance rates shall be based on the duration of the original policy.

               (b) reinsured on a YRT basis with the Reinsurer, the appropriate YRT rate, based on the insured's age at the time of conversion and the duration as measured from the time of conversion, shall be used and any allowance shall be based on the duration of the original policy.

               (c) not covered by any reinsurance agreement with the Reinsurer, reinsurance shall be on a YRT basis using YRT rates at the attained age and duration of the original policy.

               The above terms shall apply unless specified otherwise in Exhibit C.


                                       ARTICLE IV


Mode of        Automatic Cessions
Cession        The Company shall self-administer all automatic cessions.


               Facultative Cessions
               The Company may apply for reinsurance by sending to the Reinsurer copies of all pertinent papers, including the original application, medical examination, inspection reports, physician's statements, urinalyses, and all other information which the Company may have relating to the insurability of the risk along with an application for reinsurance. The Company shall indicate on the application that the cession is to be processed on a self-administered basis.

               After consideration of the reinsurance application and papers, the Reinsurer shall promptly inform the Company of its underwriting decision. If the underwriting decision is acceptable to the Company and the Company's policy is subsequently placed in force in accordance with the Company's placement rules, the Company shall notify the

               Reinsurer in accordance with the method agreed with the Reinsurer. The Company shall indicate that the cession is to be processed on a self-administered basis.

               If any application to the Reinsurer is not to be placed with the Reinsurer, the Company shall advise the Reinsurer in writing (indicating the reason for non-placement) so that the Reinsurer can complete its records.


Papers for     Copies of the medical and other  papers  shall be  sent for
Automatic      automatic reinsurance  of  any life  at  the request of the
Cessions       Reinsurer.


Data           For  all  business  reinsured  under  this  Agreement,  the
Notification   Company shall provide the Reinsurer with the necessary
               information for billing and financial reporting purposes.


                                       ARTICLE V


Premium        The Company undertakes  to  send  to  the  Reinsurer during
Accounting     each month an account showing all first year and renewal
               premiums which became due during the previous month. Also included will be any adjustments made necessary by changes in reinsurance effective during the previous month, or changes due to any agreed errors on a previous account.

               The balance due shall then become payable. If the balance so calculated is due to the Reinsurer, the Company shall forward a remittance in settlement with the account. If the balance is due to the Company, the Reinsurer shall forward a remittance in settlement within fifteen (15) days of receipt of the account.


                                       ARTICLE VI


Liability      The Reinsurer shall indemnify the Company for the amount of the Company's contractual insurance reinsured hereunder.
               The liability of the Reinsurer shall commence simultaneously with that of the Company for all cessions ceded and accepted by the Reinsurer in accordance with the terms of this Agreement. If, however, a case is offered facultatively to any other reinsurer, the liability of the Reinsurer shall commence when the Reinsurer has received notice in such written form as agreed to by the Reinsurer, that the Reinsurer's offer has been accepted, provided that in no case will the Reinsurer's offer be deemed to be still open after sixty (60) days have elapsed from the date of the final offer, unless the Reinsurer explicitly states in writing that the offer is extended for a period of time.

               The Reinsurer may assume liability for claims arising prior to the time of notification if it is shown to the satisfac- tion of the Reinsurer that the policy would have been reinsured with the Reinsurer.


Conditional    For claims  admitted  by  the  Reinsurer  that  have arisen
Interim        under the  conditional receipt  or interim receipt coverage
Receipt        the  liability of the  Reinsurer  on a per life basis shall
Liability      not exceed the lesser of:

              (a)   the automatic acceptance limits or

              (b) an amount equal to the amount of insurance for which the Company is liable as specified on the conditional receipt or interim receipt less the Company's maximum retention had the life in question been underwritten as standard. The Company's retention shall include any net amounts retained then by the Company in respect of the life. The Company's maximum conditional receipt amount is $250,000.


Amount and    The  liability  of the Reinsurer for all cessions under this
Duration      Agreement shall cease at the same time as the liability of the Company ceases and shall not exceed the Company's contractual liability under the terms of its policies.

              Notwithstanding the foregoing, the Reinsurer at its option, on fifteen (15) days notice to the Company in writing, may terminate its liability for any reinsurance for which the reinsurance premiums have not been paid within (60) days after billing.


Currency All cessions under this Agreement shall be effected in the same currency as the original policy and the premiums and liabilities shall be expressed and payable in that currency.


                                       ARTICLE VII


Policy         Changes to policies reinsured under this Agreement shall be
Changes        made in accordance with the provisions set out below.

               If the change affects the plan, the amount of reinsurance, premiums or commissions under the cession, the Company shall inform the Reinsurer in the subsequent Reinsurance Report.

               On facultative cessions, any plan changes shall be subject to the Reinsurer's approval.


               For plan changes and replacements which are made in accordance with the Company's new business underwriting rules, the reinsurance terms shall be agreed by the Company and the Reinsurer.


               Increase in Amount and Reunderwriting

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               (a)  Automatic Cessions
                    Any reunderwriting, including any change in rating or class, or non-contractual increase in amount at risk for any cession shall be subject to the Company's full new business issue underwriting rules or as agreed otherwise with the Reinsurer. If the amount of the policy shall increase above the jumbo limit or if the amount to be reinsured exceeds the automatic coverage limits, the increase shall be subject to the Reinsurer's approval.

               (b)  Facultative Cessions
                    Any non-contractual increase or reunderwriting, including any change in rating or class, shall be subject to the Reinsurer's approval.


               Reductions

               If on a life reinsured hereunder any portion of the insurance carried by the Company shall be reduced or terminated, the amount of reinsurance carried by the Company on that life shall be reduced by a like amount as of the date and time of the termination of the original insurance. Should the amount of insurance terminated exceed the total amount of reinsurance carried by the Company on the life, all such reinsurance shall be terminated.

               The reduction shall be applied first to the reinsurance directly applicable to the Company's policy which is reduced or cancelled, the reinsurance being reduced by an amount which shall be the same proportion of the amount of insurance terminated that the Reinsurer's share bore to the total amount of reinsurance under that particular policy.

               If any portion of the terminated insurance was retained by the Company, a reduction equal to the amount of such retention shall be made in the reinsurance in force under all other policies on the life, if any, each reinsurer sharing in the reduction according to its proportion of that reinsurance on the life not directly applicable to the policy of the Company which was terminated. The principle to be observed being always that the retention of the Company is to be maintained unchanged.

               Special Changes

               If any special or unusual change, which is not covered above and which may affect the terms of the cession in question, is requested, the Reinsurer's approval shall be obtained before such a change becomes effective.


Lapses and     When  a reinsured  policy  lapses,  or  is  cancelled,  the
Cancellations  cession in question shall be cancelled.  If the Company allows extended or paid-up insurance following a lapse, the reinsurance will be appropriately amended. If the

               Company allows the policy to remain in force under its automatic premium loan regulations, the reinsurance shall continue unchanged and in force as long as such regulations remain in effect, except as provided for otherwise in this Agreement.


Reinstatements If a policy reinsured on an automatic basis is reinstated
               in accordance with its terms or the rules of the Company, the reinsurance shall be reinstated automatically by the Reinsurer. Notification of reinstatement shall be mailed to the office of the Reinsurer not later than four weeks after the reinstatement of the original policy. The approval of the Reinsurer must be obtained before any policy reinsured on a facultative basis may be reinstated.


Unearned       The  Company  shall  take credit, without interest, for any
Premium        unearned premiums, net of allowances, arising due to
               reductions or cancellations or death claims, in its account. The Company shall pay the balance of arrears of premiums due under a reinstated cession, if the policyholder is required to do so.


                                       ARTICLE VIII



Increase in    The reinsurance under this Agreement shall be maintained in
Retention      force without reduction except as specifically provided for elsewhere in this Agreement.

               The Company may increase its limits of retention on new business being issued at any time by giving written notice to the Reinsurer of the new limits of retention and the effective date of such new retention schedule. The Company's retention limits are set out in Exhibit A.


Recapture      The Company may apply the new limits of retention to
               existing reinsurance and reduce reinsurance in force in accordance with the following rules.

               (a) The Company shall give the Reinsurer written notice of its intention to apply the new limits of retention to existing business.

               (b) Such reductions shall be made on the next anniversary of each cession affected but no reduction shall be made until such reinsurance has been in force for 10 years, unless a different recapture period is specified in Exhibit C.

               (c) A reduction may be made only if the Company retained its maximum limit of retention for the plan, age and mortality rating at the time the policy was issued.

               (d) Any class of fully reinsured business or any classes of risks for which the Company established special

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                    retention limits less than the Company's maximum
                    retention limits for the plan, age and mortality rating at the time the policy was issued, are not eligible for reduction.

               (e) A reduction may be made only if the Company has applied its increase in retention in a consistent manner to all categories of its normal retention limits.

               In applying its new retention to existing reinsurance, the rating at the time of issue and the issue age of the existing reinsurance shall be used to determine the amount of the Company's new retention.


Recapture      Recapture  as  provided herein  shall be  optional with the
(Cont.)        Company, but if any reinsurance is recaptured, all
               reinsurance eligible for recapture under the provisions of this Article must be recaptured. However, if the small amount of reinsurance in force on one or more plans makes it impractical to recapture on such policies, recapture will still be allowed on plans with substantial amounts of reinsurance in force.

               If there is reinsurance in other companies on risks eligible for recapture, the necessary reduction is to be applied pro rata to the total outstanding reinsurance.

               The Reinsurer shall not be liable, after the effective date of recapture, for any cessions or portions of such cessions eligible for recapture, which the Company has overlooked. The Reinsurer shall be liable only for a credit of the premiums, received after the recapture date, less any commission or allowance and without interest.

               If there is a Waiver of Premium (W.P.) claim in effect when recapture takes place, the W.P. claim shall stay in effect until the W.P. claim terminates. The Reinsurer shall not be liable for any other benefits, including the basic life risk, that are eligible for recapture. All such eligible benefits shall be recaptured as if there were no W.P. claim.

               If there is an extension of that W.P. claim under the terms of the Company's policy, the Reinsurer shall pay its share of the W.P. benefit, provided the Company pays to the Reinsurer all W.P. premiums for the period from the date of recapture.


                                     ARTICLE IX


Claims         1.   In the case of a claim on a reinsured policy, whether
               claim payment is made under the strict policy conditions or compromised for a less amount, the settlement made by the Company shall be unconditionally binding upon the Reinsurer. If the whole risk on any particular claim is carried by the Reinsurer and the claim is contestable, the

               Reinsurer shall be consulted before admission or acknowledgement of the claim is made by the Company. However, such consultation shall not impair the Company's freedom to determine the proper action on the claim and the settlement made by the Company shall still be uncondition- ally binding on the Reinsurer.

               2. The Company shall furnish the Reinsurer with copies of the proofs of claims, together with any information the Company may possess in connection with the claim. Payment in settlement of the reinsurance under a claim approved and paid by the Company for a life reinsured hereunder shall be made by the Reinsurer upon the receipt of the claim papers.

               3. The Reinsurer shall share in the expense of any contest or compromise of a claim in the same proportion that the net amount at risk reinsured with the Reinsurer bears to the total net risk of the Company under all policies on that life being contested by the Company, and shall share in the total amount of any reduction in liability in the same proportion. Compensation of salaried officers and employees of the Company shall not be considered covered expenses.

               4. In the event of an increase or reduction in the amount of the Company's insurance on any policy reinsured here-under because of a misstatement of age or sex being established after the death of the Insured, the Company and the Reinsurer shall share in such increase or reduction in proportion to their respective net amounts at risk under such policy.

               5. If a claim is approved for Waiver of Premium benefit on a policy reinsured hereunder, the Company shall continue to pay premiums for reinsurance except the premium for Disability reinsurance. The Reinsurer shall continue to pay to the Company the normal coinsurance allowances on such premiums. The Reinsurer shall also pay its proportionate share of the premiums waived on the original policy including the premiums for benefits that remain in effect during disability.


                                      ARTICLE X


Oversights     It is agreed that in the event that any unintentional or
               accidental failure to comply with the terms of this Agreement can be shown to be the result of a misunderstand- ing, oversight or clerical error, both parties shall be restored to the position they would have occupied had the misunderstanding, oversight or clerical error not occurred.

Arbitration    Any controversy or claim arising out of, or relating to
               this contract, or the breach thereof, shall be settled by arbitration, and the arbitrators, who shall regard this Agreement from the standpoint of practical business as well as the law, are empowered to determine as to the interpre- tation of the treaty obligation.

               Each party shall appoint one arbitrator and these two arbitrators shall select a third arbitrator within two weeks of the appointment of the second. The second arbitrator is to be selected within two weeks after the notice is provided that the first arbitrator is selected. If either party declines to appoint an arbitrator or should the two arbitrators not agree on the choice of the third, then the appointment shall be left to the President for the time being of the American Arbitration Association. All three arbitrators must be officers of Life Insurance Companies or Life Reinsurance Companies excluding, however, officers of the two parties to this Agreement, their affiliates or subsidiaries or past employees of any of these entities. The place of meeting of the arbitrators shall be decided by a majority vote of the arbitrators. The written decision of a majority of the arbitrators shall be final and binding on both parties and their respective successors and assigns. All costs of the arbitration and expenses and fees of the arbitrators shall be borne equally by the parties.

               The arbitrators shall render a decision within four months of the appointment of the third arbitrator, unless both parties agree otherwise. In the event no decision is rendered within four months, new arbitrators shall be selected as above.

               Alternatively, if both parties consent, any controversy may be settled by arbitration in accordance with the rules of the American Arbitration Association.

               Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

               It is specifically the intent of both parties that these arbitration provisions shall replace and be in lieu of any statutory arbitration provision, if the law so permits.

                                   ARTICLE XI


Insolvency     In the event of the insolvency of either the Reinsurer or
               the Company, any amounts owed by the Company to the Reinsurer and by the Reinsurer to the Company with respect to this Agreement shall be set-off and only the balance shall be paid.

               The Reinsurer shall be liable only for the amounts reinsured and shall not be or become liable for any amounts or reserves to be held by the company on policies reinsured under this Agreement.

               All reinsurance under this Agreement shall be payable by the Reinsurer directly to the Company, its liquidator, receiver or statutory successor, on the basis of the liability of the Company under the policy or policies reinsured without diminution because of the insolvency of the Company. It is understood, however, that in the event of such insolvency, the liquidator or receiver or statutory successor of the Company shall give written notice of the pendency of a claim against the Company on the policy reinsured within a reasonable time after such claim is filed in the insolvency proceedings, and that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceedings where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its liquidator or receiver or statutory successor.

               It is further understood that the expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the Company as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer. Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of the reinsurance Agreement as though such expense had been incurred by the Company.


                                     ARTICLE XII


Alterations    Any alteration which may from time to time become necessary
to Agreement   in this Agreement shall be made by amendment or by
               correspondence attached to the Agreement embodying such alterations as may be agreed upon and taken as part of this Agreement and equally binding.


Parties to     This is an Agreement solely between  the Company  and  the
Agreement      Reinsurer.  The acceptance of reinsurance hereunder shall
               not create any right or legal relation between the Reinsurer and the insured, beneficiary, or any other party to any policy of the Company which may be reinsured hereunder.


Inspection     The Reinsurer shall have the right, at any reasonable time,
of Records     to inspect at the office of the Company all records, books and documents relating to the insurance under this Agreement.


                                    ARTICLE XIII


Duration of    This Agreement is effective as of  January 1, 1989 and  is
Agreement      unlimited as to its duration.  It may be made inapplicable to future insurance either in whole or in part by either party giving at least ninety (90) days notice to that effect by registered letter addressed to the other party at its office as stated on the first page of this Agreement. During the period of such ninety (90) days the Reinsurer shall continue to participate in all insurance coming under the terms of this Agreement. Further, the Reinsurer remains liable for all cessions existing at the date of the expiration set forth in the notice until their natural expiration, unless the parties mutually decide otherwise or as specified otherwise in this Agreement.


Severability   In the event that any of the provisions herein contained
               shall be invalid or unenforceable, such declaration or adjudication shall in no manner affect or impair the validity or the enforceability of the other and remaining provisions of this Agreement and such other and remaining provisions shall remain in full force and effect as though such invalid or unenforceable provisions or clauses had not been herein included or made a part of this Agreement.


Benefit Except as herein otherwise provided, this Agreement shall be binding upon the parties hereto and their respective successors and assigns.


Construction   This Agreement shall be construed and administered in
               accordance with the laws of the State of Illinois and the rights and obligations of this Agreement shall, at all times, be regulated under the laws of the State of Illinois.



Made in duplicate and executed by both parties.


Signed for and on behalf of FIDELITY LIFE ASSOCIATION, A MUTUAL LEGAL RESERVE COMPANY





Long Grove, this                   day of                           , 19


Signed for and on behalf of FEDERAL KEMPER LIFE ASSURANCE COMPANY





Long Grove, this                   day of                           , 19